UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) February 13, 2006


                            NetFabric Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


     Delaware                         0-21419                  76-0307819
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of Incorporation)                                       Identification No.)

    Three Stewart Court, Denville, NJ                             07834
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  (Address of principal executive offices)                      (zip code)


       Registrant's telephone number, including area code - (973) 887-2785

           67 Federal Road, Building A Suite 300 Brookfield, CT 06804
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          (Former Name or Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

     See Item 3.02 below.


Item 3.02 Unregistered Sales of Equity Securities

     On February 13, 2006, NetFabric Holdings, Inc. (the "Company") entered into an agreement (the "Amendment") to amend the terms of the Share Exchange Agreement (the "Agreement") by and among the Company, UCA Services, Inc. ("UCA") and UCA Shareholders, dated May 20, 2005.Pursuant to the Amendment, the Company issued an aggregate of nine million shares of the Company's common stock to the former shareholders of UCA. In return, the former shareholders of UCA released the Company from the capital raising covenant of the Share Exchange Agreement. To facilitate the transaction, Mr. Jeff Robinson, the CEO of the Company, surrendered to the Company nine million shares of the Company's common stock.

Item 9.01 Financial Statements And Exhibits

     a)  None

     b)  None

     c)  Exhibits

     Exhibit 99.1 Amendment of The Share Exchange Agreement dated February 13, 2006 by and among NetFabric, Holdings, Inc. UCA Services, Inc. and UCA Shareholders.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NETFABRIC HOLDINGS, INC.



Date:  February 15, 2006                By:   /s/Jeff Robinson
                                        ----------------------
                                        Name: Jeff Robinson
                                        Title: Chairman and CEO


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